PHARMOS CORPORATION
                         99 Wood Avenue South, Suite 301
                                Iselin, NJ 08830
                                 (732) 452-9556

               -------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

               -------------------------------------------------


     NOTICE IS HEREBY GIVEN, that the Annual Meeting of the Stockholders of Pharmos Corporation (the "Company") will be held in Edison, New Jersey at 11:00 AM on July 12, 2001 at the Sheraton Edison Hotel, 125 Raritan Center Parkway,
(i) for the election of Directors of the Company to hold office until the next annual meeting of the stockholders and until their successors are duly elected and qualified; (ii) to adopt the Company's 2001 Employee Stock Purchase Plan;
(iii) to ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001; and (iv) to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on June 1, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

     If you do not expect to be personally present at the meeting, but wish your stock to be voted for the business to be transacted thereat, the Board of Directors requests that you fill in, sign and date the enclosed proxy and promptly return it by mail in the postage paid envelope provided or vote electronically or by telephone by 11:59 PM Eastern time the day prior to the Annual Meeting.

                       BY ORDER OF THE BOARD OF DIRECTORS



                                                 Haim Aviv, Ph.D.
                                                 Chairman of the Board

June 8, 2001


PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. ALTERNATIVELY, YOU MAY VOTE ELECTRONICALLY OR BY TELEPHONE; DIRECTIONS FOR ELECTRONIC OR TELEPHONE VOTING ARE INCLUDED ON THE ENCLOSED PROXY.

                               PHARMOS CORPORATION
                         99 Wood Avenue South, Suite 301
                                Iselin, NJ 08830
                                 (732) 452-9556


                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 12, 2001


                                  INTRODUCTION

     The Annual Meeting is called to elect members of the Board of Directors, to adopt the Company's 2001 Employee Stock Purchase Plan and to ratify the appointment of PricewaterhouseCoopers LLP as the Company's auditors for the fiscal year ending December 31, 2001. The Meeting will be open for the transaction of such other business as may properly come before it, although, as of the date of this proxy statement, management does not know of any other business that will come before the Annual Meeting. If any other matters do come before the Annual Meeting, the persons named in the enclosed form of proxy are expected to vote said proxy in accordance with their judgment on such matters.

     This proxy statement and the accompanying proxy card are first being mailed on or about June 8, 2001 to stockholders of record as of June 1, 2001. A copy of the Annual Report for the fiscal year ended December 31, 2000, which includes audited financial statements, is included herewith.

     The solicitation of proxies in the accompanying form is made by, and on behalf of, the Board of Directors, and no compensation will be paid therefor. There will be no solicitation of proxies other than by mail or personal solicitation by officers and employees of the Company. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy material to the beneficial owners of shares held of record by such persons, and such persons will be reimbursed for reasonable expenses incurred by them in connection therewith. A stockholder executing the accompanying proxy has the power to revoke it at any time prior to the exercise thereof by filing with the Secretary of the Company: (i) a duly executed proxy bearing a later date; or (ii) a written instrument revoking the proxy; (iii) voting electronically or by telephone until 11:59 PM Eastern Time on the day prior to the date of the Annual Meeting; or (iv) by attending the Annual Meeting and voting in person. In the event that a stockholder casts more than one proxy vote, electronically or otherwise, the latest vote received will be the vote that will be recorded.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Votes withheld from any nominee for election as a director, abstentions and broker "non-votes" are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     The election of directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote, and votes withheld will not be counted toward the achievement of a plurality. On all other matters being submitted to the stockholders, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required for approval. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present and voting on each matter. Broker non-votes are not considered for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of votes from which the majority is calculated.

                                VOTING SECURITIES

     The Board of Directors has fixed the close of business on June 1, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

     As of May 15, 2001, the outstanding capital stock of the Company consisted of 54,352,861 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share of Common Stock held by him or her at the close of business on the record date.

     The shares for which the accompanying proxy is solicited will be voted in accordance with the directions given, provided that the proxy is executed and returned by the stockholder prior to the Annual Meeting.

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of May 15, 2001, except as set forth in the footnotes, by (i) each person who was known by the Company to own beneficially more than 5% of any class of the Company's Stock, (ii) each of the Company's Directors, and (iii) all current Directors and executive officers of the Company as a group. Except as otherwise noted, each person listed below has sole voting and dispositive power with respect to the shares listed next to such person's name.

                                                        Amount of Beneficial
Name and Address of Beneficial Owner                         Ownership            Percentage of Total (1)
Haim Aviv, Ph.D. (2)                                         1,227,560                      2.3%
Kiryat Weizmann
Rehovot, Israel

David Schlachet (3)                                             15,000                       *
BioCom (Management) Limited
40 Einstein Street, Ramat Aviv Tower
Tel Aviv 69102 Israel

Mony Ben Dor (3)                                                10,000                       *
BioCom (Management) Limited
40 Einstein Street, Ramat Aviv Tower
Tel Aviv 69102 Israel

Georges Anthony Marcel, M.D., Ph.D. (3)                          9,375                       *
TMC Development
9, Rue de Magdebourg
77116 Paris France

Elkan R. Gamzu, Ph.D. (3)                                        7,500                       *
EnERGetics
199 Wells Avenue, Suite 302
Newton, MA 02459

Samuel D. Waksal, Ph.D.                                          2,000                       *
ImClone Systems Incorporated
180 Varick Street
New York, NY 10014
                                                             1,523,628                      2.8%

All Directors and Executive Officers as a Group
(8 persons)(4)

----------
*    Indicates ownership of less than 1%.

(1)  Based  on  54,352,861  shares  of  Common  Stock  outstanding,   plus  each
     individual's currently exercisable warrants or options. Assumes that no other individual will exercise any warrants and/or options.

(2) Includes 276,153 shares of Common Stock held in the name of Avitek Ltd., of which Dr. Aviv is the Chairman of the Board of Directors and the principal stockholder, and, as such, shares the right to vote and dispose of such shares. Also includes currently exercisable options and warrants to purchase 515,628 shares of Common Stock.

(3) Consists of currently exercisable options and warrants to purchase Common Stock.

(4) Based on the number of shares of Common Stock outstanding, plus 793,336 exercisable warrants and options held by the Directors and executive officers.

                         ITEM 1 - ELECTION OF DIRECTORS

     Six Directors are to be elected at the Annual Meeting to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. The election of Directors requires the affirmative vote of a plurality of shares cast of Common Stock voting together present or represented at a meeting at which a quorum (one-third (1/3) of the outstanding shares of Common Stock) is present or represented. Abstention and Broker Non-votes are counted for purposes of determining whether a quorum is present. It is the intention of the persons named in the accompanying proxy form to vote FOR the election of the six persons named in the table below as Directors of the Company, unless authority to do so is withheld. Proxies cannot be voted for a greater number of persons than the nominees named. In the event that any of the below listed nominees for Director should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying proxy form have the right to use their discretion to vote for a substitute.

     The following table sets forth the name, age and position of each Director and executive officer:

Name                                      Age          Position
----                                      ---          --------
Haim Aviv, Ph.D.                           61          Chairman, Chief Executive Officer,
                                                        Chief Scientist

David Schlachet                            55          Director

Mony Ben Dor                               55          Director

Georges Anthony Marcel, M.D., Ph.D.        59          Director

Elkan R. Gamzu, Ph.D.                      58          Director

Samuel D. Waksal, Ph.D.                    52          Director

Gad Riesenfeld, Ph.D.                      57          President, Chief Operating Officer

Robert W. Cook                             45          Executive Vice President and
                                                        Chief Financial Officer

Haim Aviv, Ph.D., is Chairman, Chief Executive Officer, Chief Scientist and a Director of the Company. In 1990, he co-founded Pharmos Corporation, a New York corporation ("Old Pharmos"), which merged into the Company in October 1992 (the "Merger"). Dr. Aviv also served as Chairman, Chief Executive Officer, Chief Scientist and a Director of Old Pharmos prior to the Merger. Dr. Aviv was the co-founder in 1980 of Bio-Technology General Corp. ("BTG"), a publicly-traded company engaged in the development of products using recombinant DNA, its General Manager and Chief Scientist from 1980 to 1985, and a Director and Senior Scientific Consultant until August 1993. Prior to that time, Dr. Aviv was a professor of molecular biology at the Weizmann Institute of Science. Dr. Aviv is the principal stockholder of Avitek Ltd., a stockholder of the Company. Dr. Aviv is also an officer and/or significant stockholder of several privately held Israeli biopharmaceutical and venture capital companies.

David Schlachet, a Director of the Company since December 1994, has served as the Chairman of Elite Industries Ltd. from July 1997 through June 2000. From January 1996 to June 1997, Mr. Schlachet served as the Vice President of the Strauss Group and Chief Executive Officer of Strauss Holdings Ltd. The Strauss Group is Israel's largest privately owned food manufacturer. Mr. Schlachet was Vice

President of Finance and Administration at the Weizmann Institute of Science in Rehovot, Israel from 1990 to December 1995, and was responsible for the Institute's administration and financial activities, including personnel, budget and finance, funding, investments, acquisitions and collaboration with the industrial and business communities. From 1989 to 1990, Mr. Schlachet was President and Chief Executive Officer of YEDA Research and Development Co. Ltd., a marketing and licensing company at the Weizmann Institute of Science. Today Mr. Schlachet serves as Chairman of Harel Capital Markets (Israeli broker, underwriter and asset management firm) and as a Director of Israel Discount Bank Ltd., Hapoalim Capital Markets Ltd., Teldor Ltd (software and computer company), Proseed Ltd., a venture capital investment company and Taya Investment Company Ltd., an Israeli publicly-held investment company, and also serves as Managing Partner in BioCom (Management) Limited, a venture capital fund in the field of life sciences.

Mony Ben Dor, a Director of the Company since September 1997, has been Managing Partner of BioCom (Management) Limited, a venture capital fund in the field of life sciences, since April 2000. Prior to that he was Vice President of The Israel Corporation, Ltd. From May 1997, and chairman of two publicly traded subsidiaries: H.L. Finance and Leasing and Albany Bonded International Trade. He was also a director of a number of subsidiary companies such as Israel Chemicals Ltd., Zim Shipping Lines and Tower Semiconductors. From 1992 to 1997, Mr. Ben Dor was Vice President of Business Development for Clal Industries Ltd., which is one of the leading investment groups in Israel. He was actively involved in the acquisition of companies including a portfolio of pharmaceutical companies such as Pharmaceutical Resources Inc., Finetech Ltd. and BioDar Ltd. He served as a director representing Clal Industries in all of the acquired companies as well as other companies of Clal Industries. Prior to his position at Clal Industries Ltd., Mr. Ben Dor served as Business Executive at the Eisenberg Group of companies.

Georges Anthony Marcel, M.D., Ph.D., a Director of the Company since September 1998, is President and Chief Executive Officer of TMC Development S.A., a biopharmaceutical consulting firm based in Paris, France. Prior to founding TMC Development in 1992, Dr. Marcel held a number of senior executive positions in the pharmaceutical industry, including Chief Executive Officer of Amgen's French subsidiary, Vice President of Marketing for Rhone-Poulenc Sante and Director of Development for Roussel-Uclaf. Dr. Marcel teaches biotechnology industrial issues and European regulatory affairs at the Faculties of Pharmacy of Paris and Lille. Dr. Marcel is also a member of the Gene Therapy Advisory Committee at the French Medicines Agency.

Elkan R. Gamzu, Ph.D., a Director of the Company since February 2000, is a consultant to the biotechnology and pharmaceutical industries. Prior to becoming a consultant, Dr. Gamzu held a number of senior executive positions in the biotechnology and pharmaceutical industries, including President and Chief Executive Officer of Cambridge Neuroscience, Inc. from 1994 until 1998. Dr. Gamzu also served as President and Chief Operating Officer and Vice President of Development for Cambridge Neuroscience, Inc. from 1989 to 1994. Previously, Dr. Gamzu held a variety of senior positions with Warner-Lambert and Hoffman LaRoche, Inc. Dr. Gamzu is a member of the Board of Directors of three other biotechnology companies: the publicly traded XTL Biopharmaceuticals Ltd. and the privately held biotechnology companies Neurotech S.A. of Evry, France and Hypnion, Inc. of Worcester, MA. He is also on the Board of Directors of Rho-ADDS, sas, a Paris-based provider of biostatistics and data management for the biopharmaceutical industry.

Samuel D. Waksal, Ph.D., a Director of the Company since March 2000, is a founder of ImClone Systems Incorporated and has been its Chief Executive Officer and a Director since August 1985 and President since March 1987. From 1982 to 1985, Dr. Waksal was a member of the faculty of Mt. Sinai School of Medicine as Associate Professor of Pathology and Director of the Division of Immunotherapy within the Department of Pathology. He has served as visiting Investigator of the National Cancer Institute, Immunology Branch, Research Associate of the Department of Genetics, Stanford University Medical

School, Assistant Professor of Pathology at Tufts University School of Medicine and Senior Scientist for the Tufts Cancer Research Center. Dr. Waksal was a scholar of the Leukemia Society of America from 1979 to 1984. Dr. Waksal currently serves on the Executive Committee of the New York Biotechnology Association, the Board of Directors of Cadus Pharmaceutical Corporation and is Chairman of the New York Council for the Humanities.

Gad Riesenfeld, Ph.D., was named President in February 1997, and has served as Chief Operating Officer since March 1995. He served as Executive Vice President from December 1994 to February 1997, Vice President of Corporate Development and General Manager of Florida Operations from October 1992 to December 1994, and was employed by Pharmos from March 1992 until the Merger. Prior thereto, he was engaged in a variety of pharmaceutical and biotechnology business activities relating to the commercialization of intellectual property, primarily in the pharmaceutical and medical fields. From March 1990 through May 1991 Dr. Riesenfeld was a Managing Director of Kamapharm Ltd., a private company specializing in human blood products. Prior thereto, from May 1986, he was Managing Director of Galisar Ltd., a pharmaceutical company involved in extracorporeal blood therapy. Dr. Riesenfeld holds a Ph.D. degree from the Hebrew University of Jerusalem and held a scientist position, as a post doctorate, at the Cedars Sinai Medical Center in Los Angeles, California.

Robert W. Cook was elected Vice President Finance and Chief Financial Officer of Pharmos in January 1998 and became Executive Vice President in February 2001. From May 1995 until his appointment as the Company's Chief Financial Officer, he was a vice president in GE Capital's commercial finance subsidiary, based in New York. From 1977 until 1995, Mr. Cook held a variety of corporate finance and capital markets positions at The Chase Manhattan Bank, both in the U.S. and in several overseas locations. He was named a managing director of Chase in January 1986. Mr. Cook holds a degree in international finance from The American University, Washington, D.C.


                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the 2000 fiscal year, there were six meetings of the Board of Directors. Each person who served as a director in 2000 attended in excess of 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during 2000 and (ii) the total number of meetings held during 2000 by each committee of the Board of Directors on which such director served, except for E. Andrews Grinstead, III, who due to serious illness was not able to attend most of the Board meetings (Mr. Grinstead passed away in February 2001), Marvin P. Loeb, who was absent from several meetings and did not stand for reelection as a director at the Corporation's Annual Meeting of Stockholders held in July 2000, and Samuel Waksal, who was absent from two of the three Board meetings held after he was appointed to the Board in March 2000.

     The members of the Audit Committee from January 2000 through July 2000 were David Schlachet, Mony Ben Dor and Marvin Loeb. The Audit Committee met once during such period, at which point the members formally adopted a written charter setting forth the purposes of the Committee and its members' key responsibilities, including the responsibility for reviewing the Company's audited and interim financial statements and results with its management and outside auditors. A copy of the Audit Committee charter is included in this Proxy Statement as Appendix A. The Audit Committee has been delegated the responsibility of reviewing with the independent auditors the plans and results of the audit engagement, reviewing the adequacy, scope and results of the internal accounting controls and procedures, reviewing the degree of independence of the auditors, reviewing the auditor's fees and recommending the engagement of the auditors to the full Board of Directors. Following the Annual Meeting of Stockholders in July 2000, Mr. Loeb was no longer a director of the Company, and accordingly was no longer a member of the Audit Committee. In September 2000, the Board reconstituted the Audit Committee and designated David Schlachet and Elkan Gamzu as its members. In May 2001, the Board also designated Georges Anthony Marcel as a member of the Audit Committee. All of the members of the Audit Committee in 2000 were, and currently are, "independent directors" under applicable Nasdaq Stock Market rules.

     The members of the Compensation and Stock Option Committee in 2000 were E. Andrews Grinstead, III, and Stephen C. Knight. Mr. Knight resigned as a director in March 2000, and Mr. Grinstead was seriously ill during most of 2000, and as a result, no actions by the Compensation and Stock Option Committee were taken. In September 2000, the Board reconstituted the Compensation and Stock Option Committee and designated Mony Ben Dor and Samuel Waksal as its members. The Compensation and Stock Option Committee has the full power and authority to interpret the provisions and supervise the administration of the Company's stock option plans and to grant options outside of these plans and the authority to review all matters relating to personnel of the Company. Given that the Compensation and Stock Option Committee did not meet during 2000, due to Dr. Knight's resignation and Mr. Grinstead's illness, the full Board authorized certain base compensation increases, bonus awards and stock option grants to its employees and others during such period. The newly constituted Compensation and Stock Option Committee met in April 2001 and took actions relating to 2001 base compensation increases, cash bonuses for 2000 and 2001 stock option awards.

     The Board of Directors does not have a standing nominating committee.

                            AUDIT COMMITTEE REPORT*

     The Audit Committee has reviewed and discussed with management the Company's audited consolidated financial statements as of and for the year ended December 31, 2000.

     The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Accounting Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with PricewaterhouseCoopers LLP their independence.

     The Audit Committee also considered whether the provision by PricewaterhouseCoopers LLP of all services to the Company during the year ended December 31, 2000, other than in connection with the audit of the Company's consolidated financial statements referred to above and other than professional services relating to financial information systems design and implementation, was compatible with maintaining its independence. Such services principally include fees for accounting consultations and statutory audits. The Audit Committee concluded that Pricewaterhouse Coopers LLP is "independent."

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in

----------

* The material in this report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

the Pharmos Corporation Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                Submitted by the
                Members of the Audit Committee

                David Schlachet
                Elkan Gamzu



                           SUMMARY COMPENSATION TABLE

                                               Annual Compensation                          Long Term Compensation
                               ---------------------------------------------------       ----------------------------
                                                                                                           Stock
Name/                                                                                    Restricted        Underlying
Principal Position             Year           Salary         Bonus          Other        Stock             Options
------------------             ----           ------         -----          -----        -----             -------
Haim Aviv, Ph.D.               2000          $244,662       $74,044        $2,925(1)                       100,000
Chairman, Chief                1999          $236,418       $29,906        $2,829(1)                        65,000
Executive Officer, and         1998          $236,347                      $4,197(1)                       100,000
Chief Scientist

Gad Riesenfeld, Ph.D           2000          $194,250       $20,000       $71,125(2)                        60,000
President and                  1999          $185,000       $20,000       $53,860(2)                        50,000
Chief Operating Officer        1998          $175,000       $25,000       $50,728(2)                        80,000

Robert W. Cook                 2000          $183,750       $40,000        $4,800(1)                        45,000
Executive Vice President       1999          $175,000       $20,000        $4,800(1)                        40,000
and Chief Financial            1998          $165,000       $20,000        $4,800(1)                       150,000
Officer

(1) Consists of contributions to insurance premiums, car allowance and car expenses.

(2) Consists of housing allowance, contributions to insurance premiums, and car allowance.

The following tables set forth information with respect to the named executive officers concerning the grant, repricing and exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

               OPTION GRANTS FOR THE YEAR ENDED DECEMBER 31, 2000:

                                 Common Stock          % of Total
                                  Underlying             Options           Exercise
                                    Options            Granted to            Price           Expiration
                                    Granted             Employees          per Share            Date
                                    -------             ---------          ---------            ----
Haim Aviv, Ph.D.                    100,000               15.6%              $4.03             6/6/10

Gad Riesenfeld, Ph.D.                60,000                9.4%              $4.03             6/6/10

Robert W. Cook                       45,000                7.0%              $4.03             6/6/10


                           AGGREGATED OPTION EXERCISES
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                   AND OPTION VALUES AS OF DECEMBER 31, 2000:

                                                                                               Value of Unexercised
                            Number of                        Number of Unexercised            In-the-Money Options at
                             Shares                      Options at December 31, 2000            December 31, 2000
                            Acquired         Value       -----------------------------     -----------------------------
Name                       on Exercise     Realized      Exercisable     Unexercisable     Exercisable     Unexercisable
----                       -----------     --------      -----------     -------------     -----------     -------------
Haim Aviv, Ph.D.             125,000       $781,250        265,626          198,750           $5,590          $16,770

Gad Riesenfeld, Ph.D.         87,250       $480,864        131,833          137,500           $4,300          $12,900

Robert W. Cook                50,000       $214,536         60,000          125,000           $3,440          $10,320

                REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE

     The following report of the Compensation Committee is provided solely to the shareholders of the Company pursuant to the requirements of Schedule 14A promulgated under the Securities Exchange Act of 1934, and shall not be deemed to be "filed" with the Securities and Exchange Commission for the purpose of establishing statutory liability. This Report shall not be deemed to be incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this Proxy Statement.

General Executive Compensation Policy

     The Compensation and Stock Option Committee of the Board of Directors establishes the general compensation policies of the Company, the compensation plans and specific compensation levels for executive officers, and administers the Company's 2000, 1997 and 1992 Incentive and Non-Qualified Stock Option Plans (and will also administer the Company's 2001 Employee Stock Purchase Plan, if adopted by the stockholders of the Company at the Annual Meeting). The Compensation and Stock Option Committee is composed of two independent, non-employee Directors who have no interlocking relationships as defined by the Securities and Exchange Commission other than as described below (see "Compensation Committee Interlocks and Insider Participation").

     The Compensation and Stock Option Committee, being responsible for overseeing and approving executive compensation and grants of stock options, is in a position to appropriately balance the current cash compensation considerations with the longer-range incentive-oriented growth outlook associated with stock options. The main objectives of the Company's compensation structure include rewarding individuals for their respective contributions to the Company's performance, establishing executive officers with a stake in the long-term success of the Company and providing compensation policies that will attract and retain qualified executive personnel.

     The Compensation and Stock Option Committee uses no set formulas and may accord different weight to different factors for each executive. The Committee looks toward the progress of the Company's research and development programs and its clinical programs, its ability to gain support for those programs, either internally or externally, its ability to attract, motivate and retain talented employees and its ability to secure capital sufficient for its product development to achieve rapid and effective commercialization as may be practicable.

     The Compensation and Stock Option Committee believes that the chief executive officer's (CEO) compensation should be heavily influenced by Company performance. Although Dr. Aviv's existing agreement with the Company (see "Employment/Consulting Contracts/Directors' Compensation") provide for a base level of compensation, the Committee determines the appropriate level of bonuses and increases, if any, based in large part on Company performance. The Committee also considers the salaries of CEOs of comparably sized companies and their performance. Stock options are granted to the CEO, as to other executives, primarily based on the executive's ability to influence the Company's long-term growth.

     The Compensation and Stock Option Committee has adopted similar policies with respect to compensation of other officers of the Company. The Committee establishes base salaries that are within the range of salaries for persons holding positions of similar responsibility at other companies. In addition, the Committee considers factors such as relative Company performance, the executive's past performance and future potential in establishing the base salaries of executive officers.

     As with the CEO, the number of options granted to the other officers is determined by the subjective evaluation of the executive's ability to influence the Company's long-term growth. All options are granted at no less than the current market price. Since the value of an option bears a direct relationship to the Company's stock price, it is an effective incentive for managers to create value for stockholders. The Committee therefore views stock options as an important component of its long-term, performance-based compensation philosophy.

Chief Executive Officer Compensation

     In evaluating the performance of Dr. Haim Aviv in 2000, the following Company achievements were noted:

     o In 2000, the Company commenced international pivotal Phase III clinical trials for dexanabinol for traumatic brain injury;

     o Drug discovery and research capabilities were further developed towards meeting the Company's needs for new drug candidates;

     o Pre-clinical development of cannabinoids for neuro-inflammatory indications progressed to testing in various animal models and the identification of a drug candidate for stroke reached advanced stages;

     o The Company raised over $25 million in two financings by means of a registered "shelf" financing with institutional investors and a combined convertible debt/equity private placement transaction;

     o Sales of the Company's ophthalmic products, Lotemax(R)and Alrex(R), in 2000 increased by approximately 44% from 1999; and

     o Cash and cash equivalents, including restricted cash, exceeded $26 million at the end of 2000, most likely enabling about two years' operations and the completion of clinical development of dexanabinol for traumatic brain injury.

     Based on these accomplishments by the Company during 2000, the Compensation and Stock Option Committee determined to award Dr. Aviv a cash bonus of $80,000 for 2000, to increase the aggregate base compensation for 2001 paid to him by the Company and by its Israeli subsidiary to $268,000 (an increase of 8% from the base compensation for 2000) and to grant to him under the Company's 2000 Incentive and Non-Qualified Stock Option Plan 100,000 Incentive Stock Options, vesting equally on the first through fourth anniversaries of the date of grant and exercisable at the fair market value of the Company's Common Stock as of the date of grant.

     The  Company's  leadership  under  Dr.  Aviv has  resulted  in the  Company obtaining near-term financial stability, continuing its progress as a drug discovery company, maintaining and growing its revenues from its ophthalmic business and approaching the commercialization stages for its neuro-pharmaceutical products.

                                 Members of the Compensation and
                                 Stock Option Committee

                                 Mony Ben Dor
                                 Samuel D. Waksal, Ph.D.


             EMPLOYMENT/CONSULTING CONTRACTS/DIRECTORS' COMPENSATION

     Haim Aviv, Ph.D. In addition to serving as Chairman of the Board and Chief Executive Officer of the Company, Dr. Aviv has provided consulting services under a consulting agreement with an initial three-year term ended May 3, 1993. The term automatically renewed for additional one-year periods unless either the Company or Dr. Aviv terminated the agreement at least 90 days prior to a scheduled expiration date. The agreement was renewed on an annual basis and was to have expired on May 3, 2001. Under the agreement, Dr. Aviv was entitled to severance pay equal to 25% of his salary in the event of termination or non-renewal without cause. Under the agreement, Dr. Aviv was required to render certain consulting services to the Company.

     The Company's subsidiary, Pharmos Ltd., employs Dr. Aviv as its Chief Executive Officer under an employment agreement with Dr. Aviv. Dr. Aviv's combined base compensation in 2000 as a consultant to the Company and as an employee of the Pharmos Ltd. subsidiary was $244,662. Dr. Aviv was required to devote at least 50% of his business time and attention to the business of Pharmos, Ltd. and to serve on its Board of Directors.

     In April 2001, the Compensation and Stock Option Committee of the Board of Directors recommended, and the Board approved, a new one-year employment/consulting agreement for Dr. Aviv, as Chairman of the Board and Chief Executive Officer of the Company. Dr. Aviv has agreed to devote a majority of his business time to the Company and to Pharmos Ltd. The agreement provides for automatic one year renewals unless either the Company terminates the agreement at least 180 days prior to the scheduled expiration date during for the initial one year term (and 90 days for subsequent terms) or Dr. Aviv terminates the agreement at least 60 days prior to the scheduled expiration date. Under the terms of the agreement, Dr. Aviv's base compensation for 2001, effective as of January 1, is $268,000, to be allocated between the Company and Pharmos Ltd. The Company also agreed to make available for Dr. Aviv's benefit following his death, termination of employment for disability or retirement at the age of at least 62 an amount equal to the cost of insurance premiums the Company would otherwise have incurred to obtain and maintain a "split-dollar" life insurance policy on his life (approximately $10,000 per year, accruing interest at 8% per year). In addition, the Company agreed to pay, in lieu of contributing to other benefits plans on his behalf, an amount equal to an aggregate of approximately 21% of his base compensation toward the "Management Insurance Scheme" managed by the government of Israel for members of management of Israeli companies.

     Dr. Aviv's new employment agreement also provides that if his employment is terminated within one year following a "change of control," he will receive severance pay of 18 months of base salary for the then-current year, accelerated vesting of all unvested stock options and extended exercisability of all stock options until their respective expiration dates. A "change of control" involves an acquisition of at least 50% of the voting power of the Company's securities, a change in at least 51% of the composition of the current Board of Directors, or approval by the Board of Directors or stockholders of the Company of a transaction where such change of voting control or composition of the Board would occur, where the Company would be liquidated or where all or substantially all of its assets would be sold.

     If Dr. Aviv's employment is terminated by the Company, after notice, other than for a change in control, death, disability or for "cause," as defined in his employment agreement, or if he terminates his employment within one year of a change in control or otherwise for "good reason," as defined in his employment agreement, he will receive severance pay of 12 months of base salary for the then-current year, accelerated vesting of all unvested stock options and extended exercisability of all stock options until their respective expiration dates.

     The new employment agreement also contains customary confidentiality and non-competition undertakings by Dr. Aviv.

     Gad Riesenfeld, Ph.D. In October 1992, the Company's predecessor entered into a one-year employment agreement with Dr. Riesenfeld, which was automatically renewable for successive one-year terms unless either party gave three months prior notice of non-renewal. Under the Agreement, Dr. Riesenfeld devoted his full time to serving as President and Chief Operating Officer of the Company. In 2000, Dr. Riesenfeld's base compensation was $194,250.

     In April 2001, the Compensation and Stock Option Committee of the Board of Directors recommended, and the Board approved, a new one year employment agreement for Dr. Riesenfeld, as full-time President and Chief Operating Officer of the Company. The Committee also increased his base salary, as of January 1, 2001, by 8%, to $209,790.

     The other provisions of Dr. Riesenfeld's new employment agreement relating to benefits, severance arrangements and confidentiality and non-competition obligations are substantially similar to the those included in Dr. Aviv's employment agreement, as described above, except that the Company's contribution to the "Management Insurance Scheme" on Dr. Riesenfeld's behalf is approximately 16%.

     In addition, the Compensation Committee and the Board of Directors in April 2001 also authorized an amendment to Dr. Riesenfeld's new employment agreement to provide that if the Company hires a new Chief Executive Officer, Dr. Riesenfeld will be awarded, at the time of commencement of employment, a one-time stock option grant equal to the highest grant he received during the previous three years, in addition to his annual stock option awards. In addition, any termination by the Company within 12 months after such commencement of employment will require 180 days' prior written notice to Dr. Riesenfeld and will entitle him to severance pay equal to 12 months of base salary. In such circumstances, any resignation by Dr. Riesenfeld within 12 months thereafter, other than for "good reason" (as defined in his employment agreement) will require 90 days' prior written notice by Dr. Riesenfeld and will entitle him to 12 months of base salary. The amendment to his employment agreement also provides that Dr. Riesenfeld will act as an unpaid consultant to the Company for a one year period following any such termination or resignation.

     Robert W. Cook. In January 1998, the Company entered into a one-year employment agreement with Mr. Cook, which was automatically renewable for a successive one-year term unless either party gave three months prior notice of non-renewal. Under the Agreement, Mr. Cook devoted his full time to serving as Vice President Finance and Chief Financial Officer of the Company. In 2000, Mr. Cook's annual gross salary was $183,750.

     In April 2001, the Compensation and Stock Option Committee of the Board of Directors recommended, and the Board approved, a new one year employment agreement for Mr. Cook, as full-time Vice President Finance and Chief Operating Officer of the Company. The Committee also increased his base salary, as of January 1, 2001, by 8%, to $198,450 and the Board ratified his promotion to Executive Vice President.

     The other provisions of Mr. Cook's new employment agreement relating to benefits, severance arrangements and confidentiality and non-competition obligations are substantially similar to the those included in Dr. Aviv's employment agreement, as described above, except that Mr. Cook does not participate in the "Management Insurance Scheme" of the Company's Israeli subsidiary, and that in lieu of investing life insurance premiums for his benefit, the Company has actually obtained a $500,000 "split-dollar" life insurance policy for the benefit of Mr. Cook.

     Elkan R. Gamzu, Ph.D. In January 2000, the Company entered into a consulting agreement with Dr. Gamzu with a term of one year (subject to extension by written agreement of the Company and Dr. Gamzu), pursuant to which Dr. Gamzu may provide certain assistance and consulting services to the Company as and when needed. The agreement provides for compensation on a per diem basis in connection with the provision of such assistance and consulting services at the rate of $3,000 per day. In 2000, the Company paid $19,956 to Dr. Gamzu pursuant to the consulting agreement.


Directors' Compensation

     In 2000, Directors did not receive any compensation for service on the Board or for attending Board meetings.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation and Stock Option Committee from January 2000 through March 2000 were E. Andrews Grinstead, III, and Dr. Stephen C. Knight. Thereafter, Mr. Grinstead served on the Compensation and Stock Option Committee until September 2000, at which point the

Board of Directors designated Mr. Mony Ben Dor and Dr. Samuel D. Waksal as the members of the Committee. There were no interlocks on the Compensation and Stock Option Committee in 2000.


                                PERFORMANCE GRAPH

     The following graph compares the Company's cumulative stockholder's return for the five year period ended December 31, 2000 with the cumulative total return of the Nasdaq Equity Market Index and the Nasdaq Pharmaceuticals Index over the same period.

 [THE FOLLOWING TABLE WAS REPRESENTED AS A LINE GRAPH IN THE PRINTED MATERIAL]

                      COMPARISON OF CUMULATIVE TOTAL RETURN

                               1995         1996          1997         1998         1999         2000
                               ----         ----          ----         ----         ----         ----
Nasdaq Composite               100.00       123.04        150.69       212.51       394.92       237.62

Nasdaq Pharmaceuticals         100.00       100.31        103.66       131.95       248.01       308.49

Pharmos Corporation            100.00       100.00        136.15       108.51       146.77       108.51


                              CERTAIN TRANSACTIONS

     In April 2000, the Company entered into agreements with each of Dr. Stephen Knight and Mr. Marvin Loeb, who are no longer directors of the Company, providing for the immediate vesting of their outstanding non-qualified stock options in consideration for their agreement to consult on strategic and financial matters with the Company on an unpaid basis following their termination of service as directors of the Company through the periods ending December 31, 2000 and March 31, 2001, respectively.

                               SECTION 16 FILINGS

     No person who, during the fiscal year ended December 31, 2000, was a director, officer or beneficial owner of more than ten percent of the Company's Common Stock (a "Reporting Person"), failed to file on a timely basis, reports required by Section 16 of the Securities Exchange Act of 1934 (the "Act") during the most recent fiscal year. The foregoing is based solely upon a review by the Company of Forms 3 and 4 during the most recent fiscal year as furnished to the Company under Rule 16a-3(d) under the Act, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any representation received by the Company from any reporting person that no Form 5 is required.


        ITEM 2 - PROPOSAL TO ADOPT THE 2001 EMPLOYEE STOCK PURCHASE PLAN

     On April 2, 2001, the Board of Directors adopted the 2001 Employee Stock Purchase Plan (the "2001 Plan"), subject to stockholder approval. The Company believes that the 2001 Plan, together with the Company's existing stock option plans, is an important part of providing incentives and retaining employees. The Board of Directors believes that the continued growth and success of the Company will depend, in large part, upon the ability of the Company to retain as employees knowledgeable persons who, through their efforts and expertise, can make significant contributions to the success of the Company's business. The Board believes that the 2001 Plan will provide incentives for such employees to work for the best interests of the Company and its stockholders through ownership of its Common Stock. In assessing the recommendation of the Board, stockholders should consider that Dr. Haim Aviv, the sole employee-director of the Company, may benefit from the adoption of the 2001 Plan in that he will be eligible to become a participant, and thus may be viewed to have a conflict of interest. The primary features of the 2001 Plan are summarized below. The full text of the 2001 Plan is set forth in Appendix B to this Proxy Statement and the following discussion is qualified by reference thereto.

General Description of the Plan

     The 2001 Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). All employees of the Company, its Pharmos Ltd. subsidiary or any other subsidiaries or affiliated entities who have completed 180 consecutive days of employment and who customarily work at least 20 hours per week will be eligible to participate in the 2001 Plan, except for any employee who owns five percent or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary on the date a grant of a right to purchase shares under the 2001 Plan ("Right") is made. There currently are no such employees with such large holdings. As of May 1, 2001, there are approximately 62 employees of the Company eligible to participate in the 2001 Plan. Participation by officers in the 2001 Plan will be on the same basis as that of any other employee. No employee will be granted a Right which permits such employee to purchase shares under the 2001 Plan at a rate which exceeds $25,000 of fair market value of such shares (determined at the time such Right is granted) for each calendar year in which such Right is outstanding. Each Right will expire if not exercised by the date specified in the grant, which date will not exceed 27 months from the date of the grant. Rights will not be assignable or transferable by a participating employee, other than in accordance with certain qualified domestic relations orders, as defined in the Code, or by will or the laws of descent and distribution.

     The total number of shares reserved for issuance under the 2001 Plan is 500,000 shares. Under the 2001 Plan, for any given calendar year, an participating employee can only be granted Rights to purchase that number of shares which, when multiplied by the exercise price of the Rights, does not exceed more than 10% of the employee's base pay. The Company contemplates that payroll deductions generally will be used by participating employees to acquire the shares covered by their Rights.

     From time to time, the Board of Directors may fix a date or a series of dates on which the Company will grant Rights to purchase shares of Common Stock under the 2001 Plan at prices not less than 85% of the lesser of (i) the fair market value of the shares on the date of grant of such Right or (ii) the fair market value of the shares on the date such Right is exercised.

     The 2001 Plan also provides that any shares of Common Stock purchased upon the exercise of Rights cannot be sold for at least six months following exercise, to avoid potential violations of the "short swing" trading provisions of Section 16 of the Securities Exchange Act of 1934, as amended.

     The Board of Directors or a committee to which it delegates its authority under the 2001 Plan will administer, interpret and apply all provisions of the 2001 Plan. The Board has delegated such authority to its Compensation and Stock Option Committee.

     The Board of Directors may amend, modify or terminate the 2001 Plan at any time without notice, provided that no such amendment, modification or termination may adversely affect any existing Rights of any participating employee, except that in the case of a participating employee of a foreign subsidiary of the Company, the 2001 Plan may be varied to conform with local laws. In addition, subject to certain appropriate adjustments to give effect to relevant changes in the Company's capital stock, no amendments to the 2001 Plan may be made without stockholder approval if such amendment would increase the total number of shares offered under the 2001 Plan or would render Rights "unqualified" for special tax treatment under the Code.

Federal Tax Consequences of the 2001 Plan

     The following is intended only as a general summary of the federal income tax consequences in connection with participation in the 2001 Plan. All tax matters discussed in this Proxy Statement should be verified with a tax advisor.

     No taxable income will be recognized by a participant either at the time a Right is granted under the 2001 Plan or at the time the shares are purchased. Instead, tax consequences are generally deferred until a participant disposes of the shares (e.g., by sale or gift). The federal income tax consequences of a sale of shares purchased under the 2001 Plan will depend on the length of time the shares are held after the relevant date of grant and date of exercise, as described below.

     If shares purchased under the 2001 Plan are held for more than one year after the date of purchase and more than two years from the date of grant, the participant generally will have taxable ordinary income on a sale or gift of the shares to the extent of the lesser of: (i) the amount (if any) by which the fair market value of the stock at the date of grant exceeds the exercise price paid by the participant; or (ii) the amount by which the fair market value of the shares on the date of sale or gift exceeds the exercise price paid by the participant for the shares. In the case of a sale, any additional gain will be treated as long-term capital gain. If the shares are sold for less than the purchase price, there will be no ordinary income, and the participant will have a long-term capital loss for the difference between the purchase price and the sale price.

     If the stock is sold or gifted within either one year after the date of purchase or two years after the date of grant (a "disqualifying disposition"), the participant generally will have taxable ordinary income at the time of the sale or gift to the extent that the fair market value of the stock at the date of exercise was greater than the exercise price. This amount will be taxable in the year of sale or disposition even if no gain is realized on the sale, and the Company would be entitled to a corresponding deduction. A capital gain would be realized upon the sale of the shares to the extent the sale proceeds exceed the fair market value of those shares on the date of purchase. A capital loss would be realized to the extent the sales price of the shares disposed of is less than the fair market value of such shares on the date of purchase. Special tax consequences may follow from dispositions other than a sale or gift.

Vote Required

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Meeting will be required to adopt the 2001 Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE 2001 PLAN (ITEM 2 ON THE ENCLOSED PROXY CARD).


           ITEM 3 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected PricewaterhouseCoopers LLP as its independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the financial statements of the Company and its predecessors for at least ten years. PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and they are expected to be available to respond to appropriate questions.

     The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual consolidated financial statements for the fiscal year ended December 31, 2000 and the reviews of the unaudited interim financial statements included in the Company's Form 10-Q's for the fiscal year ended December 31, 2000 (the "Audit Services") were $95,892. The Company was not charged fees by Pricewaterhouse Coopers LLP related to financial information systems design and implementation for the fiscal year ended December 31, 2000 ("Technology Services"). The aggregate fees billed by PricewaterhouseCoopers LLP for professional services other than Audit Services and Technology Services for the fiscal year ended December 31, 2000 ("Other Fees") were $17,701, including audit related services of $8,217. Audit related services principally include fees for accounting consultations and statutory audits.

     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICEWATERHOUSE COOPERS LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001 (ITEM 3 ON THE ENCLOSED PROXY CARD).


         STOCKHOLDERS' PROPOSALS FOR 2002 ANNUAL MEETING OF STOCKHOLDERS

     Proposals which stockholders intend to present at the 2002 annual meeting of stockholders must be received by the Company by April 1, 2002 to be eligible for inclusion in the proxy material for that meeting.

                           ANNUAL REPORT ON FORM 10-K

     Upon sending a written request to Pharmos Corporation, 99 Wood Avenue South, Suite 301, Iselin, NJ 08830, Attention: Investor Relations, stockholders may obtain, free of charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and any amendments thereto, as filed with the Securities and Exchange Commission.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the only business which management expects to be considered at the Annual Meeting is the election of Directors, the adoption of the 2001 Employee Stock Purchase Plan and ratification of the selection of PricewaterhouseCoopers LLP as the Company's auditors. If any other matters come before the meeting, the persons named in the enclosed form of proxy are expected to vote the proxy in accordance with their best judgment on such matters.


                          BY ORDER OF THE BOARD OF DIRECTORS


                                       HAIM AVIV, PH.D.
                                       Chairman of the Board

Dated: June 8, 2001

                                                                      APPENDIX A

                               PHARMOS CORPORATION

                             AUDIT COMMITTEE CHARTER

                             (adopted June 6, 2000)

                                     Purpose

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

                                   Membership

The Committee shall be comprised of not less than two members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the Nasdaq Marketplace Rules.

Accordingly, all of the members will be directors:

1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

                              Key Responsibilities

The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

o The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ('SAS') No. 61.

o As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

o The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

o    The Committee shall:

     -- request from the outside auditors  annually,  a formal written statement
     delineating  all   relationships   between  the  auditor  and  the  Company
     consistent with Independence Standards Board Standard Number 1;

     -- discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

     -- recommend that the Board take appropriate action.

o The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

                                   APPENDIX B

                               PHARMOS CORPORATION

                        2001 EMPLOYEE STOCK PURCHASE PLAN

                            ADOPTED ON APRIL 2, 2001


                PHARMOS CORPORATION EMPLOYEE STOCK PURCHASE PLAN


                                     Purpose

     1.01. Purpose. The Pharmos Corporation Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby employees of Pharmos Corporation, its subsidiary corporations and divisions (hereinafter collectively referred to, unless the context otherwise requires, as the "Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the voting common stock of the Company, par value $.03 per share (the "Common Stock"). It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986 (the "Code").

                                   Definitions

     2.01. Base Pay. "Base Pay" shall mean regular earnings excluding payments for overtime, shift premium, bonuses and other special payments, commissions and marketing or other inventive payments.

     2.02. Board. "Board" shall mean the Board of Directors of Pharmos Corporation.

     2.03.  Committee.  "Committee"  shall  mean the  individuals  described  in
Article XI.

     2.04. Employee. "Employee" shall mean any person who is customarily employed on a full-time or part-time basis by the Company and is regularly scheduled to work at least 20 hours per week and whose customary employment is for more than 5 months in any calendar year.

     2.05. Plan Year. A "Plan Year" shall mean the twelve month period commencing on the date of the implementation of the Plan and each successive twelve month period.

     2.06. Parent Corporation. "Parent Corporation" shall mean any present or future corporation which would be a parent corporation of Pharmos Corporation as that term is defined in Section 424 of the Code.

     2.07. Subsidiary Corporation. "Subsidiary Corporation" shall mean any present or future corporation which (i) would be a "subsidiary corporation" of Pharmos Corporation as that term is defined in Section 424 of the Code and (ii) is designated as a participating subsidiary in the Plan by the Committee.

                          Eligibility and Participation

     3.01. Initial Eligibility. Any Employee who shall have completed one hundred eighty (180) consecutive days of employment and shall be employed by the Company on the date his or her participation in the Plan is to become effective shall be eligible to participate in the Plan.

     3.02. Leave of Absence. For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an Employee for the first 180 days of such leave of absence. An Employee's employment shall be deemed to have terminated at the close of business on the 180th day of a leave of absence unless the Employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 180th day.

     3.03. Commencement of Participation. An eligible Employee may become a participant in the Plan either (a) by completing an authorization for a payroll deduction on the form provided by the Committee and filing it with the Committee on or before the filing date set by the Committee, or (b) by making a payment ($100 minimum) to the Company no later than three (3) business days following the close of the calendar month with respect to which the payment is being made. Payroll deductions for a participant shall commence with the first payroll after his or her authorization for a payroll deduction becomes effective and shall end on the termination of the Plan or the participant's earlier termination of participation.

     3.04. Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no employee shall be granted an option to participate in the Plan:

     (a) if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee); or

     (b) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

                             Shares of Common Stock

     4.01. Shares Offered. The maximum number of shares of Common Stock which shall be issued under the Plan, subject to adjustment as provided in Section 12.03, shall be five hundred thousand (500,000) shares.

     The Plan shall terminate upon the issuance of the maximum number of shares of Common Stock and as provided in Section 12.04.

                             Deductions and Payments

     5.01. Amount of Payroll Deduction. At the time a participant files an authorization for payroll deduction, he or she shall elect to have deductions made from pay on each payday during the time he or she is a participant at the rate of a whole number percentage from 1% to 10% of Base Pay in effect at that date. In the case of a part-time hourly Employee, such Employee's Base Pay shall be determined by multiplying each Employee's hourly rate of pay then in effect by the then number of regularly scheduled hours of work for each Employee.

     5.02. Participant's Account. All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may make optional cash payments of at least $100 into such account during any month or within three business days following the end of the month, the total of which payments when aggregated with all other optional cash and payroll deduction payments at any time during a Plan Year shall not exceed 10% of his or her current annualized Base Pay.

     5.03. Changes in Payroll Deductions. A participant may discontinue payroll deductions or change his or her percentage deduction rate no fewer than 10 business days before the beginning of the calendar month for which the change is to become effective.

     5.04. Leave of Absence. If a participant goes on a leave of absence, such participant shall have the right to elect no less than 10 business days prior to such leave, on forms supplied by the Committee: (a) to withdraw the balance in his or her account pursuant to Section 8.01, or (b) to discontinue contributions to the Plan but remain a participant in the Plan.

                               Granting of Option

     6.01. Number of Option Shares. Each participating Employee shall be deemed to have been granted an option to purchase a maximum number of shares of Common Stock equal to 10% of the Employee's annualized Base Pay with respect to each Plan Year, divided by 85% of the market value of the Common Stock determined as provided in Section 6.02 (an "Option"). An Employee's Base Pay shall be his or her normal monthly rate of pay (as in effect on the first day of participation during such plan year) multiplied by 12, provided that a part time hourly Employee's Base Pay shall be determined in accordance with Section 5.01.

     6.02. Option Price. The Option price of Common Stock purchased with payroll deductions or optional cash payments made during (and up to three business days following in the case of optional cash payments) any calendar month shall be the lower of:

     (a) 85% of the mean between the highest and lowest prices at which the Common Stock is traded on a national securities exchange on the first business day of the month or, if there is no sale on such exchange on such date, the mean between the bid and asked prices on such exchange at the close of the market on such date, or if the market is closed on such date, the nearest prior trading day; or

     (b) 85% of the mean between the highest and lowest prices at which the Common Stock is traded on a national securities exchange on the day on which the Option is exercised, or, if there is no sale on such exchange on such date, the mean between the bid and asked prices on such exchange at the close of the market on such date, or if the market is closed on such date, the nearest prior trading day.

     If the Common Stock is not traded on a national securities exchange on any of the aforesaid dates for which prices are to be determined, then the option price shall be 85% of fair market value of the Common Stock on that date, as determined by the Committee.

     The maximum allowable period under this Plan between the date of the grant of an option and the date of exercise of such option shall be twenty-seven (27) months from the date of grant.

                               Exercise of Option

     7.01. Automatic Exercise. Unless a participant gives written notice to the Company as hereinafter provided, his or her Option for the purchase of stock with payroll deductions and/or optional cash payments made during or with respect to any calendar month will be deemed to have been exercised automatically on the last business day of such calendar month (but in no event prior to the approval of this Plan by the shareholders of Pharmos Corporation and such regulatory bodies as are required) for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his or her account at that time and optional cash payments will purchase at the applicable Option price. Any excess remaining in the participant's account after exercise because of the non-issuance of fractional shares will be carried in the account to the next month. Any other excess will be returned to the participant, without interest. If a participant violates Section 7.04, any excess remaining in his or her account shall be returned to the participant, without interest.

     7.02. Fractional Shares. Fractional shares will not be issued under the Plan and any amounts which would have been used to purchase fractional shares and which remain in the participant's account on the termination of the Plan will be returned to the participant, without interest.

     7.03. Transferability. (a) During the lifetime of a participant, his or her right to exercise an Option granted under the Plan shall be exercisable only by such optionee or, if then permitted under Section 16 of the Securities Exchange Act of 1934, as amended, or regulations thereunder, pursuant to a qualified domestic relations order as defined in the Internal Revenue Code and regulations thereunder (a "QDRO") and shall not be assignable or transferable by such optionee other than by will or the laws of descent and distribution or, it then permitted by Section 16, pursuant to a QDRO.

     (b) Any transfer of Common Stock purchased by the exercise of an Option granted under the Plan shall comply with all applicable restrictions and holding periods set forth in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended and any other requirements imposed by law.

     7.04. Minimum Holding Period. Common Stock purchased by a participant shall not be transferred by him or her during the period commencing on the date of purchase and ending six months and one day thereafter. Any transfer in violation of this Section 7.04 shall cause the suspension of the participant from the Plan. The participant will not be permitted to re-enroll in the payroll deduction feature of the Plan for six months from the violation and will not be permitted to participate in the optional cash payment feature for the remainder of the then current Plan Year and the next succeeding Plan Year.

     7.05. Delivery of Common Stock. Unless otherwise requested by a participant, shares of Common Stock credited to a participant will be maintained in an uncertificated form by the agent designated by the Company. The Committee shall establish procedures governing this withdrawal of shares from participants' accounts.

                                   Withdrawal

     8.01. In General. A participant may withdraw amounts credited to his or her account under the Plan which have not theretofore been used to purchase Common Stock by giving written notice to the Committee at least 10 business days prior to the last day of the month. All of the cash balance credited to the participant's account will be paid to him or her promptly after receipt of such notice of withdrawal, no further payroll deductions will be made from his or her pay during such month and no cash payment may be made by the participant with respect to such month.

     8.02. Effect on Subsequent Participation. A participant's account withdrawal pursuant to Section 8.01 will bar him or her from participating for the three (3) subsequent calendar months. This Section 8.02 may be amended to reduce this period at the discretion of the Committee.

     8.03. Termination of Employment. Upon termination of the participant's employment for any reason, including retirement, but excluding death, any amounts credited to his or her account will be returned to the participant, without interest.

     8.04. Termination of Employment Due to Death. Upon termination of the participant's employment because of death, his or her beneficiary (as defined in Section 12.01) shall be entitled to receive the remaining cash balance credited to the participant's account under the Plan as of the date of the participant's death, without interest.

     8.05. Leave of Absence. A participant while on leave of absence, subject to the election made by such participant pursuant to Section 5.04, shall continue to be a participant in the Plan. A participant who has been on leave of absence for more than 180 days and who therefore is no longer an Employee for purposes of the Plan shall not be entitled to participate in the Plan after the 180th day of such leave of absence.

                                    Interest

     9.01. Payment of Interest. No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant.

                               Pro-rating Options

     10.01. Pro-Rating Options. If the total number of shares for which Options are exercised with respect to the final month of the Plan exceeds the maximum number of shares available for sale under the Plan, the Company shall make a pro-rata allocation of any remaining shares available for delivery and distribution for such month in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, (after first granting preference to options exercised by payroll withholding) and any balance credited to the account of each participant under the Plan shall be returned as promptly as possible.

     10.02. Participant's Interest in Option Stock. The participant will have no interest in stock covered by his or her Option until such Option has been exercised.

     10.03. Registration of Stock. Stock delivered to a participant under the Plan will be registered in the name of the participant. If at any time the Company shall determine in its discretion that the listing, registration or qualification of shares of Common Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, no Option may be exercised unless and until such listing registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

     10.04. Regulatory Approval and Compliance. The Company shall not be required to issue any certificate or certificates for Common Stock upon the exercise of any Option granted under the Plan or to record as a holder of record of Common Stock the name of the individual exercising an Option under the Plan or his or her transferee, without obtaining to the complete satisfaction of the Committee the approval of all regulatory bodies deemed necessary by the Committee and without complying, to the Committee's complete satisfaction, with all rules and regulations under federal, state, or local law deemed applicable by the Committee.

                                 Administration

     11.01. Appointment of Committee. The Plan shall be administered by the Committee which is appointed from time to time by the Board. The Committee shall consist of two (2) or more members of the Board, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. A majority of the members of the Committee shall constitute a quorum. A majority vote of the members of the Committee present at a meeting at which a quorum is present shall be required for the Committee to take action under the Plan. The Committee will initially consist of the members of the Board's Compensation and Stock Option Committee.

     11.02. Authority of Committee. Subject to the express provisions of the Plan, the Committee shall have full authority to interpret and construe the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive. The authority of the Committee shall include, without limitation, the right to retain such administrative, professional and other assistance as the Committee deems necessary or desirable to ensure proper administration of the Plan.

     11.03. Rules Governing the Administration of the Committee. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and my fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places and in such manner as it shall deem advisable. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable, subject to applicable law. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                                  Miscellaneous

     12.01. Designation of Beneficiary. A participant may file a written designation of a beneficiary who is to receive any Common Stock and/or cash remaining in the participant's Plan account following the participant's death. Such designation of beneficiary may be changed by the participant at any time by written notice to the Committee. Upon the death of a participant and upon receipt by the Committee of proof of identify and existence at the participant's death of a beneficiary validly designated by him under the Plan, the Committee shall deliver such Common Stock and/or cash to the beneficiary. In the event of the death of a participant where there is no beneficiary validly designated under the Plan who is living at the time of such participant's death, the Committee shall deliver such Common Stock and/or cash to the participant's personal representative, or if no such representative has been appointed (to the knowledge of the Committee), the Committee in its discretion, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the participant as the Committee may designate. No beneficiary, prior to the death of the participant by whom he or she has been designated, shall acquire any interest in the Common Stock or cash credited to the participant under the Plan.

     12.02. Use of Funds. Prior to exercise of Options, all payroll deductions and optional cash payments received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions and optional cash payments.

     12.03. Adjustment Upon Changes in Capitalization. (a) If, while any Options are outstanding, the outstanding shares of Common Stock have been increased, decreased, changed into, or been exchanged for a different number or kind of shares of securities of Pharmos Corporation through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding Options and to the Option exercise price or prices applicable to such outstanding Options. In addition, in any such event, the number and/or kind of shares which may be offered in the offering described in Section 4.01 shall also be appropriately adjusted. No adjustments shall be made for stock dividends. For the purposes of this section, any distribution of Common Stock to shareholders in an amount aggregating 5% or more of the outstanding shares of Common Stock shall be deemed a stock split and any distributions of Common Stock aggregating less than 5% of the outstanding shares of Common Stock shall be deemed a stock dividend.

     (b) Upon the dissolution or liquidation of Pharmos Corporation, or upon a reorganization, merger or consolidation of Pharmos Corporation with one or more corporations as a result of which Pharmos Corporation is not the surviving corporation, or upon a sale of substantially all of its property or stock to another corporation, or a sale or spin off of a division or a Subsidiary Corporation, the affected holder of each Option then outstanding under the Plan will thereafter be entitled to receive at the next date for the exercise of such Option, for each share of Common Stock as to which such Option would have been exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of Common Stock was entitled to receive upon and at the time of such transaction. The Board and the Committee shall take such steps in connection with such transactions as the Board and the Committee respectively shall deem necessary to assure that the provisions of this Section 12.03 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which the holder of such Option might thereafter be entitled to receive.

     12.04. Amendment and Termination. The Board shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board shall not, without the approval of the shareholders of the Company (i) increase the maximum number of share of Common Stock which may be issued under any Offering (except pursuant to Section 12.03); (ii) amend the requirements as to the class of Employees eligible to purchase Common Stock under the Plan or to permit the members of the Committee to purchase stock under the Plan. No termination, modification, or amendment of the Plan may adversely affect the rights of any participant under an Option without the consent of all participants.

     12.05. Effective Date. The Plan shall become effective as of April 2, 2001 subject to approval by the required vote of the holders of the Common stock at a special or annual meeting of the shareholders of Pharmos Corporation held on or before April 2, 2002 and such regulatory approvals as may be required. If the Plan is not so approved, the Plan shall not become effective and any payroll withholdings and optional cash payments shall promptly be returned to the Employees. No Common Stock shall be purchased under the Plan prior to its having been approved by the Company's shareholders and such regulators as may be required.

     12.06. No Employment Rights. The Plan does not, directly or indirectly, create in any Employee or class of Employees any right with respect to continuation or employment by the Company, and it shall no be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

     12.07. Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and lagatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

     12.08. Indemnification; Limitation of Liability. (a) Committee members exercising their functions under this Plan are serving as directors of Pharmos Corporation and they shall therefore be entitled to all rights of indemnification and advancement of expenses accorded directors of Pharmos Corporation.

     (b) Pharmos Corporation, any parent or Subsidiary Corporation, and any member of the Committee or the Board, or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall not have any liability to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

     12.09. Withholding Taxes. The Company shall require a payment from a participant to cover applicable withholding for income and employment taxes upon the happening of any event pursuant to the Plan which requires such withholding. The Company reserves the right to offset such tax payment from any funds which may be due the participant from the Company or its subsidiaries or divisions.

     12.10. Governing Law. The law of the State of New Jersey will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

                               PHARMOS CORPORATION
                        99 Wood Avenue South - Suite 301
                            Iselin, New Jersey 08830
                                 (732) 452-9556

                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS
                 Annual Meeting of Stockholders - July 12, 2001

     The undersigned, as a stockholder of Pharmos Corporation (the "Company") hereby appoints Haim Aviv and Gad Riesenfeld and each of them, with full power of substitution, the true and lawful proxies and attorneys in fact of the undersigned, to vote, as designated on the reverse side of this proxy card, the number of shares of Common Stock of the Company which the undersigned would be entitled to vote, as fully and with the same effect as the undersigned might do if personally present, at the Annual Meeting of Stockholders of the Company to be held on July 12, 2001 at 11:00 AM in Edison, New Jersey at the Sheraton Edison Hotel, 125 Raritan Center Parkway, and any adjournments thereof on the following matters as set forth in the Proxy Statement and Notice dated June 8, 2001.

                         (To be Signed on Reverse Side)


[X] Please mark your votes as in this example.

                           FOR all          WITHHOLD          NOMINEES:
                           Nominees         AUTHORITY to      Haim Aviv
                           listed at right  vote for all      Elkan R. Gamzu
                           (except as       nominees listed   Mony Ben Dor
 1. Election of            marked to the    at right          Samuel D. Waksal
 Directors of the          contrary)                          David Schlachet
 Company                                                      Georges Anthony
                                                                Marcel
                            [_]                   [_]

(Item
No. 1 in the
Proxy Statement).

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, PRINT that nominee's name on the line below)

----------------------------------------------------

2.  Proposal to adopt the Pharmos           For        Against     Abstain
Corporation 2001 Employee Stock             [_]        [_]         [_]
Purchase Plan (Item No. 2 in the Proxy
Statement).

3. To ratify the appointment of             For        Against     Abstain
Pricewaterhouse Coopers LLP                 [_]        [_]         [_]
to serve as the Company's
independent certified public
accountants for the fiscal year
ending December 31, 2001

4. In the discretion of such proxies upon all other matters which may properly come before the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election of the nominees to the board of directors identified above, for the approval of the employee stock purchase plan, for ratification of the appointment of independent auditors and, in the discretion of the proxies named, on such other matters as may properly come before the Annual Meeting.

This proxy is revocable at any time, and the undersigned reserves the right to attend the Annual Meeting and vote in person. The undersigned hereby revokes any proxy heretofore given in respect of the shares of the Company.

THE BOARD OF DIRECTORS URGES THAT YOU FILL IN, SIGN AND DATE THE PROXY AND RETURN IT PROMPTLY BY MAIL IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. ALTERNATIVELY, YOU MAY VOTE BY TELEPHONE OR ELECTRONICALLY UP UNTIL 11:59 PM EASTERN TIME THE DAY BEFORE THE MEETING DATE AT 1-800-690-6903 OR WWW.PROXYVOTE.COM.


CORRECT ADDRESS IF NECESSARY

Signature(s)___________________________________________

Date__________________

Note: Please sign exactly as name(s) appears on your Stock Certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one name is shown, as in the case of joint tenancy, each party must sign. If a corporation, please sign in full corporate name by the president or other authorized officer.

[PHARMOS LOGO]
99 Wood Avenue South
Suite 301
Iselin, NJ 08830
Tel 732-452-9556
Fax 732-452-9557
www.pharmoscorp.com


                                     NOTICE

In addition to the enclosed Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2000 (which also constitutes our annual report to stockholders), Pharmos Corporation is making available to our stockholders a summary report on 2000 results and on the current status of our key programs, including a letter to stockholders from our Chairman and CEO, Haim Aviv, and President and COO, Gad Riesenfeld, on the Pharmos Corporation website. Pharmos encourages all stockholders to visit our website and review our 2000 summary report, which can be found at the following Internet address:

              http://www.pharmoscorp.com/investor/invest-relate.htm
              -----------------------------------------------------

                   (the Investors page of the Pharmos website)

Stockholders may obtain a hard copy of the Pharmos 2000 summary report by mailing, telephoning, faxing, or emailing a request to:

                            Attn: Investor Relations
                               Pharmos Corporation
                         99 Wood Avenue South/Suite 301
                                Iselin, NJ 08830
                                Tel: 732-452-9556
                                Fax: 732-452-9557
                             Email: info@pharmos.com